Exhibit 99.906 CERT

Exhibit 13(b)

Rule 30a-2(b) Certification

In connection with the Report on Form N-CSR for the period ended June 30, 2026 (the “Report”) of Pershing Square USA, Ltd. (the “Registrant”), as filed with the Securities and Exchange Commission on the date hereof, I, William A. Ackman, the Chief Executive Officer of the Registrant, hereby certify, to the best of my knowledge, that:

(1)
The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and
(2)
The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

By:	/s/ William A. Ackman
William A. Ackman
Chief Executive Officer
(Principal Executive Officer)
Date: August 21, 2026

Exhibit 13(b)

Rule 30a-2(b) Certification

In connection with the Report on Form N-CSR for the period ended June 30, 2026 (the “Report”) of Pershing Square USA, Ltd. (the “Registrant”), as filed with the Securities and Exchange Commission on the date hereof, I, Michael Gonnella, the Chief Financial Officer of the Registrant, hereby certify, to the best of my knowledge, that:

(1)
The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and
(2)
The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

By:	/s/ Michael Gonnella
Michael Gonnella
Chief Financial Officer
(Principal Financial Officer)
Date: August 21, 2026